Exhibit 23.(b)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3) and related prospectus of Alliance Pharmaceutical Corp. for the registration of shares of its common stock and to the incorporation by reference therein of our report dated July 26, 1995, with respect to the consolidated financial statements of Alliance Pharmaceutical Corp. included in its Annual Report (Form 10-K), for the year ended June 30, 1995, filed with the Securities and Exchange Commission.


/s/ ERNST & YOUNG LLP

San Diego, California
June 27, 1996

                          INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-06739 of Alliance Pharmaceutical Corp. of our report dated July 27, 1993, appearing in the Annual Report on Form 10-K of Alliance Pharmaceutical Corp. for the year ended June 30, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


San Diego, California
June 27, 1996